UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2008

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

(Address of principal executive offices)

(405) 478-8770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 14, 2008, Chaparral Energy, Inc., a Delaware corporation (the “Company” or “Chaparral”), Chaparral Exploration, L.L.C., a Delaware limited liability company and wholly owned direct subsidiary of the Company (“Sub”), and Edge Petroleum Corporation, a Delaware corporation (“Edge”), entered into an Agreement and Plan of Merger (the “Agreement”), whereby the Edge will merge with and into Sub (the “Merger”).

At the effective time of the Merger, each share of Edge’s common stock will be converted automatically into the right to receive 0.2511 shares of the Company’s common stock, par value $0.01 per share (the “Common Merger Consideration”), and each share of Edge’s 5.75% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, will be converted automatically into the right to receive one share of the Company’s 5.75% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share. The Company preferred stock will have the same terms, rights, preferences and limitations as the Edge preferred stock, subject to appropriate adjustments to reflect the Merger and the exchange ratio for Edge’s common stock. The initial conversion price per share of the Company preferred stock will be $65.95 per share of Company common stock.

In addition, each option to purchase a share of Edge’s common stock that is outstanding as of the effective time of the Merger will be assumed by the Company and will be converted into the right to purchase 0.2511 shares of the Company’s common stock at an adjusted exercise price. Each share of restricted stock and each unit with respect to Edge’s common stock will become fully vested and will be converted into the right to receive the Common Merger Consideration.

The Agreement, which was approved by the Company’s Board of Directors and its stockholders and Edge’s Board of Directors, provides that, following the effective time of the Merger, at least two members of Edge’s Board of Directors will join the Company’s Board of Directors.

The Company, Edge and Sub have made representations, warranties and covenants in the Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution of the Agreement and the consummation of the Merger. Edge, and to a lesser extent, the Company, have agreed to covenants not to engage in certain kinds of transactions and activities during that period. Edge has made certain additional covenants, including, among others, covenants, subject to certain exceptions, (1) not to solicit proposals regarding alternative business combination transactions, (2) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, (3) not to approve or recommend any alternative business combination transaction proposals, (4) to cause a common stockholder meeting to be held to consider approval of the Merger and (5) for its Board of Directors to recommend approval of the Agreement by Edge’s common stockholders.

Completion of the Merger is conditioned upon, among other things, adoption of the Agreement by Edge’s common stockholders and the accuracy of representations and warranties (subject to materiality exceptions) as of the date of the Agreement and the closing date of the Merger, and the performance by the parties in all material respects of their covenants under the Agreement.

The Agreement contains various termination rights for both parties, if (1) Edge’s Board of Directors changes its recommendation to its common stockholders or authorizes Edge to enter into a definitive agreement in connection with a Superior Proposal (as defined in the Agreement), (2) the Agreement shall not have been adopted by the holders Edge’s common stock, or (3) the Company fails to enter into a new credit facility or obtain or consummate alternative financing within two business days after the satisfaction or waiver of all other conditions to the Merger. The Agreement includes a termination right for the Company only, if an event of default occurs and is continuing under Edge’s Fourth Amended and Restated Credit Agreement, as amended (the “Credit Facility”), with Union Bank of California as administrative agent and issuing lender, and the other lenders party thereto, that has not been cured within a specified period of time or the administrative agent under the Credit Facility has accelerated Edge’s repayment obligations thereunder. Upon termination of the Agreement under specified circumstances, the Company or Edge will be required to pay the other party a termination fee of $15 million. With certain exceptions, all costs and expenses incurred in connection with the Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated. The Agreement includes provisions limiting the maximum aggregate liability of the parties to $25 million in the event the Merger is not consummated.

Investors are cautioned that the representations, warranties and covenants included in the Agreement were made by Edge, on the one hand, and the Company and Sub, on the other hand, to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Agreement for the purpose of allocating risk between the Company and Edge, rather than to establish matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company or Edge.

The Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the Company, Edge or their respective businesses or the actual conduct of their respective businesses during the pendency of the Agreement. You should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company, Edge or any other person. Furthermore, you should not rely on the covenants in the Agreement as actual limitations on the respective businesses of the Company and Edge, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this Current Report on Form 8-K by reference. The Agreement provides further information regarding the terms of the Merger.

Stock Purchase Agreement

On July 14, 2008, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Magnetar Financial LLC, on behalf of one or more of its affiliates (“Magnetar”), pursuant to which Magnetar will purchase and the Company will sell 1,500,000 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the “Chaparral Series B Preferred”) for a purchase price of $150,000,000. The closing of the Stock Purchase Agreement is conditioned upon the closing of the Merger and upon certain other customary closing conditions.

The Chaparral Series B Preferred will rank pari passu with the Chaparral Series A Preferred with respect to both dividend rights and rights upon the liquidation, dissolution or winding-up of Chaparral.

Holders of the Chaparral Series B Preferred will be entitled to receive cumulative dividends payable at the Company’s option in cash or through an increase in the Accreted Value (as defined in the Series B Certificate of Designation, a form of which is attached as Exhibit A to the Stock Purchase Agreement) per share of the Chaparral Series B Preferred (a “PIK Dividend”), at an annual rate of (i) 6.5% of the Accreted Value per share in effect immediately after the prior dividend payment date if paid in cash, or (ii) 8.0% of the Accreted Value per share in effect immediately after the prior dividend payment date if payable as a PIK Dividend. Holders of the Chaparral Series B Preferred are also entitled to receive any dividend declared or paid on the Company’s common stock on an as-converted basis.

Holders of the Chaparral Series B Preferred will have the following voting rights: (1) with limited exceptions, holders of the Chaparral Series B Preferred will be entitled to vote with the holders of the Company’s common stock on an as-converted basis; (2) so long as any shares of the Chaparral Series B Preferred Stock remain outstanding, the Company is prohibited from taking certain actions adverse to the holders of the Chaparral Series B Preferred without the consent of holders of at least a majority of the then outstanding Chaparral Series B Preferred; and (3) so long as 50% or more of the Chaparral Series B Preferred remains outstanding, the holders will have the exclusive right, voting separately as a class, to elect one director to Chaparral’s Board of Directors.

The Chaparral Series B Preferred is convertible at the option of the holders at any time into the amount of shares of the Company’s common stock equal to the product of the number of shares of Chaparral Series B Preferred being converted multiplied by the quotient of (i) the Accreted Value per share plus accrued and unpaid dividends, divided by (ii) the Conversion Price (as defined in the Certificate of Designation for the Chaparral Series B Preferred). Upon issuance, the initial conversion price will be $21.97 per share, thus permitting the holders of Chaparral Series B Preferred to convert their shares into an aggregate of 6,827,492 shares of Company common stock. The Conversion Price is subject to several anti-dilution and conversion price reset adjustments. Additionally, the Company has the right to force the conversion of the Chaparral Series B Preferred under certain conditions.

Holders of the Chaparral Series B Preferred also have the right to require the Company to redeem all or any portion of their Chaparral Series B Preferred on or after the eleventh anniversary date of the date of issuance of the Chaparral Series B Preferred and upon a change of control of the Company.

Holders of the Chaparral Series B Preferred will also have certain registration rights that will permit the holders to demand up to three registrations, piggyback on other registration statements filed by the Company and cause Chaparral to register Chaparral Series B Preferred on a Form S-3.

For so long as Magnetar beneficially owns at least 5% of the Company’s common stock on a fully diluted basis, it will have a preemptive right to purchase any capital stock offered by the Company for cash, including any convertible notes to be sold to financial institutions for resale pursuant to Rule 144A. The preemptive rights do not apply to certain offerings of excluded capital stock and bona fide underwritten offerings of common stock.

For so long as Magnetar either (1) beneficially owns at least 7% of the Company’s common stock on a fully diluted basis or (2) holds at least half of the Chaparral Series B Preferred purchased under the Stock Purchase Agreement (or securities issued on the conversion of the Chaparral Series B Preferred), the Company shall nominate and recommend that its stockholders elect one director designated by Magnetar.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Current Report on Form 8-K by reference. The Agreement provides further information regarding the terms of the Merger.

First Amendment to Stockholders’ Agreement

On July 14, 2008, the Company entered into a First Amendment to Stockholders’ Agreement with Fischer Investments, L.L.C., Altoma Energy and CHK Holdings, L.L.C. (the “First Amendment”). The First Amendment amends the Stockholders’ Agreement dated September 29, 2006 between the same parties (the “Original Agreement”).

The First Amendment becomes effective upon closing of the Merger and is being put into place to ensure that the Company’s current stockholders will not be deemed a “group” under Section 13(d)(3) of the Securities Exchange Act of 1934. Among other things, the First Amendment deletes Articles 3 and 4 of the Original Agreement, which provided certain rights to elect directors, preemptive rights, information rights, tag-along rights and drag-along rights to the stockholders and imposed certain voting and transfer restrictions on the stockholders.

Second Amendment to Stockholders’ Agreement

On July 14, 2008, the Company entered into a Second Amendment to Stockholders’ Agreement with Fischer Investments, L.L.C., Altoma Energy and CHK Holdings, L.L.C. (the “Second Amendment”). The Second Amendment amends the Original Agreement, as amended by the First Amendment.

Under the terms of the Second Amendment, the parties waive any violation under Section 5.7 of the Original Agreement that may result from the Company’s grant of registration rights to Magnetar in connection with the sale of the Chaparral Series B Preferred pursuant to the Stock Purchase Agreement. Additionally, immediately prior to the closing of the Stock Purchase Agreement, the Original Agreement will be amended to reduce the number of registrations that Fischer Investments may demand following a Qualified IPO (as defined in the Original Agreement) from four to three and to increase the number of registrations that CHK Holdings, L.L.C. may demand following a Qualified IPO from two to three.

Item 7.01 Regulation FD Disclosure.

On July 15, 2008, the Company and Edge issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Forward-Looking Statements

The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Merger and the Stock Purchase Agreement (including the benefits, results, effects and timing thereof), the combined company and attributes thereof, whether and when the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement will be consummated, the location of headquarters and other offices, whether and when the proxy statement/prospectus will be filed, the officers of the Company, the members and size of the Company’s Board of Directors the Company’s new credit facility, regulatory clearances, and approval by the common stockholder of Edge. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, actions by regulatory authorities or other third parties, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transactions, market conditions, the combined companies’

financial results and performance, consummation of financing, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing, uncertainties relating to the level of activity in oil and gas exploration and development, exploration success by producers, oil and gas prices, rig demand and capacity, drilling industry market conditions, possible delays or cancellation of drilling contracts, work stoppages, operational or other downtime, ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations, future financial results, operating hazards, political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations), war, terrorism, natural disaster and cancellation or unavailability of insurance coverage, the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors discussed in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and those set forth from time to time in the Company’s filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated July 14, 2008, among Chaparral Energy, Inc., Chaparral Exploration, L.L.C. and Edge Petroleum Corporation.

10.1*	Stock Purchase Agreement dated July 14, 2008 between Chaparral Energy, Inc. and Magnetar Financial, LLC

10.2	First Amendment to Stockholders’ Agreement dated July 14, 2008 among Chaparral Energy, Inc., Fischer Investments, L.L.C., Altoma Energy and CHK Holdings, L.L.C.

10.3	Second Amendment to Stockholders’ Agreement dated July 14, 2008 among Chaparral Energy, Inc., Fischer Investments, L.L.C., Altoma Energy and CHK Holdings, L.L.C.

99.1	Press Release, dated July 15, 2008.

*	The Agreement and Plan of Merger and the Stock Purchase Agreement filed as Exhibits 2.1 and 10.1 each omits the disclosure schedules thereto. The Company agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Date: July 15, 2008	By:	/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated July 14, 2008, among Chaparral Energy, Inc., Chaparral Exploration, L.L.C. and Edge Petroleum Corporation.

10.1*	Stock Purchase Agreement dated July 14, 2008 between Chaparral Energy, Inc. and Magnetar Financial, LLC

10.2	First Amendment to Stockholders’ Agreement dated July 14, 2008 among Chaparral Energy, Inc., Fischer Investments, L.L.C., Altoma Energy and CHK Holdings, L.L.C.

10.3	Second Amendment to Stockholders’ Agreement dated July 14, 2008 among Chaparral Energy, Inc., Fischer Investments, L.L.C., Altoma Energy and CHK Holdings, L.L.C.

99.1	Press Release, dated July 15, 2008.

*	The Agreement and Plan of Merger and the Stock Purchase Agreement filed as Exhibits 2.1 and 10.1 each omits the disclosure schedules thereto. The Company agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.